EXHIBIT 10.1

SENIOR SECURED PROMISSORY NOTE

Principal Amount: $86,600,000.00

Date of Issuance: September 10, 2025

Maturity Date: September 10, 2027

This SENIOR SECURED PROMISSORY NOTE (this “Note”) is issued by GRIDCORE INFRASTRUCTURE, LLC, a Colorado limited liability company (the “Maker”), in favor of KYMA BATTERIES LLC, a Delaware limited liability company (the “Holder”).

FOR VALUE RECEIVED, the Maker hereby unconditionally promises to pay to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Eighty-Six Million Six Hundred Thousand and 00/100 Dollars ($86,600,000.00) (the “Principal Amount”), together with all accrued and unpaid interest thereon, as provided in this Note.

This Note is issued pursuant to that certain Master Supply and Services Agreement, dated as of September 10, 2025, entered into by and between the Maker and the Holder (as amended, restated, supplemented, or otherwise modified from time to time, the “Supply Agreement”), and is secured by that certain Security Agreement, entered into by and between the Maker and the Holder dated as of even date herewith (the “Security Agreement”).

ARTICLE I: DEFINITIONS

1.1. Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Supply Agreement or the Security Agreement. As used in this Note, the following terms shall have the following meanings:

“Business Day” shall mean any day of the week other than Saturday and Sunday or any other day when national banking institutions in Dallas, Texas are not open for business.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Event of Default” shall have the meaning set forth in Article IV hereof.

“Holder” shall mean KYMA Batteries LLC and any transferee, assignee, or successor of the Holder.

“Maturity Date” shall mean September 10, 2027.

“Principal Amount” shall mean the principal sum of Eighty-Six Million Six Hundred Thousand and 00/100 Dollars ($86,600,000.00).

“Secured Obligations” shall mean all obligations of the Maker under this Note, the Security Agreement, and the Supply Agreement.

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ARTICLE II: PAYMENT TERMS

2.1. Payment of Principal. The Maker will make quarterly payments of Twenty-One Million Six Hundred Fifty Thousand and 00/100 Dollars ($21,650,000.00) on December 10, 2026, March 10, 2027, and June 10, 2027 with a final payment of all outstanding principal and accrued and unpaid interest on September 10, 2027.

2.2. Interest Rate. The unpaid Principal Amount of this Note shall bear simple interest from the Date of Issuance until paid in full at a fixed rate of four percent (4.0%) per annum, computed on the basis of a 360-day year for the actual number of days elapsed.

2.3. Payment of Interest. Accrued and unpaid interest is due semi-annually beginning March 10, 2026, with subsequent interest only payments due September 10, 2026, March 10, 2027 and a final payment of all accrued and unpaid interest, along with any outstanding principal due on the Maturity Date.

2.4. Prepayment. The Maker shall have the right to prepay all or any portion of the outstanding Principal Amount at any time and from time to time without premium or penalty. Any partial prepayment shall be applied first to any accrued and unpaid interest and thereafter to the outstanding Principal Amount.

2.5. Method of Payment. All amounts payable hereunder shall be paid to the Holder at such account as the Holder may designate in writing to the Maker from time to time.

ARTICLE III: DEFAULT INTEREST

3.1. Default Rate. From and after the occurrence and during the continuance of any Event of Default, the rate of interest on the entire outstanding Principal Amount shall be increased to twelve percent (12.0%) per annum (the “Default Rate”).

3.2. Maximum Rate. In no event shall interest payable under this Note be payable at a rate in excess of the maximum rate permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount paid by Maker or received by Holder under this Note, then it is Maker’s and Holder’s express intent that all amounts charged in excess of the maximum lawful rate shall be automatically canceled, ab initio, and all amounts in excess of the maximum lawful rate therefore collected by Holder shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Holder agree that Holder shall, with reasonable promptness after Holder discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, refund such excess interest against this Note. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Holder, Maker will provide written notice to Holder, advising Holder in reasonable detail of the nature and amount of the violation, and Holder shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note.

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ARTICLE IV: EVENTS OF DEFAULT

4.1. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)	Failure to Pay Principal or Interest. The Maker fails to pay (i) the Principal Amount and all accrued interest on the Maturity Date; or (ii) any other amount payable hereunder within ten (10) Business Days after such amount becomes due, including, without limitation, any and all payments due and owing under Section 2.1 hereof.

(b)	Breach of Covenants. The Maker breaches any material covenant or agreement contained in this Note, the Security Agreement, or the Supply Agreement, and such breach continues unremedied for a period of thirty (30) days after written notice thereof from the Holder.

(c)	Breach of Representations. Any representation or warranty made by the Maker in this Note, the Security Agreement, or the Supply Agreement proves to have been incorrect in any material respect when made.

(d)	Cross-Default. A default or event of default by the Maker occurs and is continuing under the Supply Agreement or the Security Agreement.

(e)	Insolvency Event. The Maker (i) becomes insolvent or is unable to pay its debts as they mature; (ii) makes a general assignment for the benefit of its creditors; (iii) commences or has commenced against it any proceeding under any bankruptcy, insolvency, or similar law, and, in the case of an involuntary proceeding, such proceeding is not dismissed within sixty (60) days; or (iv) seeks dissolution or reorganization or the appointment of a receiver, trustee, custodian, or liquidator for it or a substantial portion of its property, assets, or business.

ARTICLE V: REMEDIES

5.1. Acceleration. Upon the occurrence and during the continuance of any Event of Default, the Holder may, at its option and by written notice to the Maker, declare the entire unpaid Principal Amount of this Note, together with all accrued and unpaid interest and any other amounts payable hereunder, to be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Maker.

5.2. Other Remedies. The remedy of acceleration is in addition to, and not exclusive of, any other rights and remedies available to the Holder under the Security Agreement, at law, or in equity.

5.3. Application of Payments. Following an Event of Default, all payments received by the Holder may be applied to the Secured Obligations in such order and manner as the Holder may determine in its sole discretion.

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ARTICLE VI: SECURITY

6.1. Security Interest. The obligations of the Maker under this Note are secured by a first-priority security interest in and to the Collateral, as more particularly described in the Security Agreement.

6.2. Rights and Remedies. The Holder shall have all rights and remedies provided in the Security Agreement, which rights and remedies are cumulative and not exclusive of any other rights or remedies available at law or in equity.

6.3 Cumulative Rights. No delay on the part of Holder in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by Holder of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

ARTICLE VII: MISCELLANEOUS

7.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile, electronic mail, or United States mail or courier service, and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

7.2. Amendments and Waivers. No amendment, modification, termination, or waiver of any provision of this Note shall be effective without the written concurrence of the Holder. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. All rights and remedies existing under this Note are cumulative and not exclusive of any rights or remedies otherwise available.

7.3. Successors and Assigns. This Note shall be binding upon the Maker and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder may, in its sole and absolute discretion, transfer or assign this Note and the Secured Obligations to any other person without written consent of the Maker.

7.4. Severability. In case any provision in or obligation hereunder shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

7.5. Headings. Article and section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

7.6. GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF, EACH WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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7.7. CONSENT TO JURISDICTION. SUBJECT TO SECTION 7.9 HEREOF, EACH OF THE MAKER AND THE HOLDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE DISTRICT OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS WITHIN THE STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

7.8. WAIVER OF JURY TRIAL. THE MAKER HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM, OR CROSS-CLAIM IN ANY ACTION, PROCEEDING OR OTHER HEARING BROUGHT BY EITHER THE MAKER OR THE HOLDER BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THE MAKER AND THE HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS NOTE, THAT THE MAKER ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT THE MAKER WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN THE MAKER AND THE HOLDER. THE MAKER FURTHER WARRANTS AND REPRESENTS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THE MAKER EXPRESSLY AGREES TO WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING TO THIS NOTE.

7.9. ARBITRATION. ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DEALINGS BETWEEN THE PARTIES, OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION, OR VALIDITY OF THIS NOTE, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE RESOLVED BY SUBMISSION TO ARBITRATION IN THE COUNTY OF DALLAS, STATE OF TEXAS, BEFORE AN ARBITRATOR SELECTED BY DALLAS JAMS SELECTION PROCEDURES (THE “ARBITRATOR”). THE ARBITRATION SHALL BE ADMINISTERED BY DALLAS JAMS, PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES, AND IN ACCORDANCE WITH THE EXPEDITED PROCEDURES CONTAINED THEREIN. THE ARBITRATOR SHALL FOLLOW ANY APPLICABLE FEDERAL LAW AND TEXAS STATE LAW IN RENDERING AN AWARD. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE, CLAIM, OR CONTROVERSY SUBMITTED TO SUCH ARBITRATION. THIS SECTION SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS ONLY. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE ARBITRATOR’S DECISION SHALL BE FINAL AND BINDING, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ENFORCEABLE BY ANY COURT HAVING JURISDICTION THEREOF.

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7.10. DISCLAIMER OF RELIANCE. THE MAKER ACKNOWLEDGES THAT NONE OF THE PARTIES HERETO, NOR ANY AGENTS OR COUNSEL OF ANY OTHER PARTY, HAVE MADE ANY PROMISE, REPRESENTATION, OR WARRANTY, EXPRESS OR IMPLIED, NOT CONTAINED HEREIN, TO INDUCE THE PARTIES’ EXECUTION OF THIS NOTE. THE MAKER ACKNOWLEDGES AND WARRANTS THAT THE MAKER IS NOT EXECUTING THIS NOTE IN RELIANCE ON ANY PROMISE, REPRESENTATION, OR WARRANTY NOT CONTAINED HEREIN. MAKER REPRESENTS AND WARRANTS THAT THE MAKER HAS CONDUCTED AN INDEPENDENT INVESTIGATION AND THAT THE MAKER HAS HAD THE OPPORTUNITY TO CONSULT WITH THE COUNSEL OF THE MAKER’S CHOICE AND SO HAS CONSULTED. THE MAKER SPECIFICALLY DISCLAIMS RELIANCE ON ANY REPRESENTATIONS MADE BY ANY OTHER PARTY, EXCEPT FOR THOSE REPRESENTATIONS THAT ARE SPECIFICALLY REDUCED TO WRITING IN THIS NOTE.

7.11. WAIVER OF DTPA. THE MAKER ACKNOWLEDGES AND AGREES THAT IT SHALL, AND HEREBY DOES, WAIVE ANY AND ALL RIGHTS, CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, CROSS-CLAIMS, AND DEFENSES IT MAY HAVE UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT RELATING TO THIS NOTE.

7.12. Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7.13. Waivers by Maker. The Maker hereby waives presentment, demand for payment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

7.14. Attorneys’ Fees and Costs. If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof in any lawsuit or in any probate, reorganization, bankruptcy, insolvency, or other proceeding, or if the Maker sues any holder in connection with this Note and does not prevail, then the Maker agrees and promises to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees, expert witness fees, and costs associated with depositions.

7.15. Entire Agreement. This Note, the Security Agreement, and the Supply Agreement embody the entire agreement and understanding between the Maker and the Holder and supersede all prior written or verbal agreements, representations, warranties, inducements, understandings, or promises between such parties relating to the subject matter hereof. In the event of any conflict between the provisions of this Note, the Security Agreement, or the Supply Agreement and any other written or verbal agreement, representation, warranty, inducement, understanding, or promise, the provisions of this Note, the Security Agreement, and the Supply Agreement shall control. The Maker and Holder acknowledge and agree that no written or verbal agreements, representations, warranties, inducements, understandings, or promises that relate to the subject matter hereof and that is not embodied in this Note, the Security Agreement, or the Supply Agreement: (a) has been made by any such party, or anyone acting on behalf of any such party; and (b) shall be binding on any such party.

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its authorized representative as of the Date of Issuance.

MAKER:

GRIDCORE INFRASTRUCTURE, LLC,

a Colorado limited liability company

By:	/s/ Greg Harrington
Name:	Greg Harrington
Its:	Managing Member

Date: September 10, 2025

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